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EXHIBIT 23.1 CONSENT OF THOMAS A. BRAUN, ATTORNEY


                            THOMAS A. BRAUN LAW CORP.
           837 WEST HASTINGS STREET, SUITE 309, VANCOUVER, BC V6C 3N6
                TELEPHONE (604) 605-0507 FACSIMILE (604) 605-0508

                                                                January 16, 2003


Board of Directors
MIV Therapeautics, Inc.
1-8765 Ash Street
Vancouver, B.C.  V6P 6T3


Re:  Form S-8 Registration Statement; Opinion of Counsel

Dear Members of the Board:

We consent to the use of our opinion as an exhibit to the Form S-8 Registration Statement and to the reference to this firm in any prospectus which is incorporated by reference into and made a part of the Registration Statement.

                                                               Very truly yours,


                                                              /s/Thomas A. Braun
                                             ___________________________________
                                                                 Thomas A. Braun